Exhibit 99.2

EMPLOYMENT AGREEMENT OF JEFFREY K. BRUMFIELD

THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of May 15 2013 (the "Effective Date"), by and between CDEX, Inc., a Nevada corporation (the "Company" or “CDEX”), and Jeffrey K. Brumfield (the "Employee"). Employee and Company are sometimes referred to as a Party" or collectively as the "Parties". The undersigned covenant and agree as follows:

1.           Employment Agreement. Subject to the terms and conditions set forth in this Agreement, the Company agrees to employ the Employee, and the Employee accepts employment with the Company, in accordance with the terms and provisions of this Agreement.

2.           Term. The term of this Agreement shall begin on the Effective Date and the Agreement shall remain in effect for a term of four years or until terminated pursuant to the termination provisions provided in Section 7, herein. On May 15th of each year, this Agreement shall be extended automatically for additional one year terms unless terminated in writing by either party upon thirty (30) days written notice prior to the end of the term.

3.           Services of the Employee. The Employee shall serve in the position of Chief Executive Officer, and perform tasks as assigned by the Company consistent with this position. The Employee shall faithfully perform such services (the "Services"). The Employee shall devote best efforts and attention to the performance of the Services. The Employee is authorized to perform consulting work that does not present a conflict with the Services.

4.           Place of Performance. The Place of Performance shall be mutually agreed upon by the Company and Employee.

5.           Compensation.
5.1.           Salary & Override/Commission
a. The Company shall pay the Employee an annual salary of $195,007.92 which includes housing & travel.  The Company shall pay the Employee based on its normal payroll schedule.
b. Company shall Pay 3% override/commission on total revenue as defined in forecasts, allowing for new revenue streams as developed, including capital fundraising, beginning at $70,000 monthly revenue and beyond.
5.2.            Bonus. At the discretion of the Company, the Employee shall be eligible for performance bonuses. Bonuses (including stock bonuses) may be distributed based on Company performance and the Employee's role in that performance.

5.3.            Benefits.  The Employee shall be entitled to receive such benefits as the Company may make available to its employees from time to time. Nothing contained in this Agreement shall prevent the Company, at any time or from time to time, from effecting modifications in the benefits, including eliminating any or all of such benefits.
5.4.            Vacation; Holidays.  The Employee shall be entitled to all public holidays as are observed by the Company and vacation days in accordance with the applicable vacation policies of the Company which shall initially be two weeks per year. The Employee shall take holidays at a reasonable time or times for the Company.
5.5.        Equity Participation.  The Employee shall be issued 1,000,000 stock options, with an exercise price of 50% of market value on date of grant, exercisable over a 10 year period, each time market capitalization of the Company increases by 100% from the initial measurement date of May 15, 2013.  Such options shall vest immediately upon granting thereof and shall remain exercisable for a period of ten years from the grant date.  For purposes of this Section 5.5, “market capitalization” shall mean the number of shares of Class A common stock outstanding and held by non-affiliates of the Company multiplied by the average of the bid and asked prices of the Class A common stock on the measuring date.

6.      Expenses. The Company shall reimburse the Employee for all reasonable business expenses incurred by the Employee that are authorized by the Company. Reimbursement shall be made in accordance with the policies of the Company related to reimbursable expenses.

7.           Termination of Employment. The Employee’s services for the Company will continue until terminated in accordance with the provisions of this Section.  Employment hereunder may be terminated (i) by either Party upon thirty (30) days prior written notice (the “Notice of Termination”), or (ii) immediately upon the death of the Employee. Both Parties acknowledge that Employee is an employee at will. The date given in the Notice of Termination as the last day of the Employee’s employment shall be deemed the “Date of Termination”. This Agreement shall terminate on the Date of Termination except as otherwise provided in Section 12.4. The Company shall pay the Employee the then current Salary of Employee through the Date of Termination and all other unpaid amounts, if any, to which the Employee is entitled as of the Date of Termination, such as expenses (Section 6).  In the event of termination due to death or disability, the Company shall also vest to Employee or his representatives, the full measure of the Employee’s Options on the schedule set forth in Section 5.5 above and shall have six (6) years from Date Hired, to exercise the Employee’s Options, irrespective of his employment status.
               7.1  Compensation Upon Termination Without Cause or "Good Reason". If the Employee is terminated by the Company without cause or by the Employee for "Good Reason", in addition to the amounts payable under Section 5 above, the Company shall pay to the Employee on the date of termination an amount equal to six (6) month's salary, plus the Employee's unvested stock options shall immediately vest and become exercisable.
               7.2  Good Reason. Good Reason shall mean (1) a material breach of any provision of this Agreement by the Company, or (ii) if the Company substantially reduces the Employee's responsibilities or title, and Employee has discussed and put in writing his concerns to the Compensation Committee Chairman General Counsel.
               7.3  Cause. For purposes of this Agreement, Cause shall be limited to any of the following:
(i)	Material breach of any provision of the Agreement or Agreements referenced in Section 9;
(ii)	The conviction of, or a plea of "No Contest" to, a felony that damages the Company or its reputation;
(iii)	The intentional fraud on, or willful misappropriation of, funds or property belonging to or rightfully claimed by the Company;
(iv)	Except in cases involving mental or physical incapacity or disability, willful misconduct or gross negligence in connection with the performance of duties that adversely impacts the Company; or,

8.           CDEX Agreements.   As an express condition for the Company’s agreement to enter into this Agreement, and as a pre-condition to the effectiveness of this Agreement, the Employee agrees to (i) keep the confidential and proprietary information and the intellectual property of the Company confidential; (ii) assign to the Company all of the ownership rights in and to any intellectual property relating to the Company and its business that is developed, created, or discovered during the term of this Agreement; and (iii) agree not to compete with the Company and its business or solicit the Company’s customers or employees during the period of employment with the Company and for a period of three (3) years thereafter. A breach by the Employee of this provision shall be deemed a material breach of this Agreement by the Employee.

9.          Equitable Relief. The Parties acknowledge that any damages incurred by the Company as a result of any breach of Section 8 or the breach of any other material provision of this Agreement will be great and irreparable and difficult to quantify. Without prejudice to the rights and remedies otherwise available, and without the need for posting any bond or surety, the Company shall be entitled to equitable relief, such as for an injunction or specific performance, if the Employee should breach or threaten to breach any of the provisions of this Agreement.  Notwithstanding the requirement for arbitration under Section 10, nothing herein shall be construed as prohibiting the Company from pursuing any remedies, both federal and state, legal or equitable, available to the Company for any breach or threatened breach by the Employee of Section 8.

10.         Arbitration.   Any failure to perform, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof, other than an action for equitable relief or an action by the Company related to breach of Section 8, shall be determined exclusively by arbitration in accordance with the provisions of this Section 10 and in accordance with the rules of the American Arbitration Association for arbitrating commercial matters. The arbitration shall be held in Tucson, Arizona, or such other location as the Parties shall mutually agree. The arbitrators shall base their award on applicable Nevada law and judicial precedent, and shall accompany their award with written findings of fact and conclusions of law. The decision of the arbitrators shall be binding on the Parties, except that either Party may appeal the arbitrators’ decision by filing an action to reconsider the decision of the arbitrators in a court having jurisdiction hereunder. In any such action the arbitrators’ findings of fact shall be conclusive and binding on both Parties and the sole questions to be determined by the court shall be (i) whether or not the arbitrators’ decision was contrary to Nevada law and judicial precedent, and (ii) if the court determines that the arbitrators’ decision was contrary to Nevada law and judicial precedent, then how the dispute shall be resolved based on the arbitrators’ findings of facts and Nevada law and judicial precedent. The decision of the court as to the resolution of the dispute under Nevada law and judicial precedent shall supersede the arbitrators’ decision. Judgment upon the award rendered by the arbitrators, as modified by the court, if applicable, may be entered in any court having jurisdiction in accordance herewith.  All expenses and fees of the arbitrator and expenses for hearing facilities, stenographers, including reasonable attorneys’ fees and the costs of expert witnesses, and other expenses of the arbitrators shall be borne by the non-prevailing Party; provided, however, that the arbitrators may allocate a portion of such expenses to the other Party if the arbitrators believe such a measure is justified by the conduct of the Parties during the arbitration.

11.         Intentionally left Blank

12.         Miscellaneous.
  12.1           Notices.  All notices, demands, requests or other communications required or permitted to be given or made hereunder shall be in writing and shall be hand-delivered or shall be mailed such as to provide assurance of delivery.
  12.2           Representations.  The Employee agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. The Employee represents that this Agreement has been duly executed and delivered by the Employee and constitutes the valid and binding obligations of the Employee; that the execution, delivery and performance of this Agreement by the Employee will not violate any provision of any contract or other agreement, including but not limited to a non-compete or non-disclosure agreement, to which the Employee is a Party or which purports to be binding upon the Employee; that the Employee has carefully read and reviewed the provisions set forth herein, and having done so he/she agrees that those provisions, including but not limited to the provisions relating to the ownership of the Intellectual Property, the non-disclosure of confidential information, and the non-competition and non-solicitation requirements, are fair and reasonable and are reasonably required for the protection of the legitimate business interests of the Company; and that the Employee has had the opportunity to obtain counsel of his/her own selection to review this Agreement on his/her behalf.
  12.3           Severability.  The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.
  12.4           Survival.  It is the express intention and agreement of the Parties hereto that the provisions of Sections 8, 9, 10, and all other sections whose terms indicate survival is appropriate shall survive the termination of this Agreement.
  12.5           Assignment.  The rights and obligations of the Parties to this Agreement shall not be assignable or delegable, except that the rights and obligations of the Company hereunder shall be assignable and delegable in connection with any subsequent merger, consolidation, sale of all or substantially all of the assets of the Company or similar reorganization of a successor corporation.
  12.6           Binding Effect.  Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns.
  12.7           Amendment; Waiver.  This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by the Parties hereto. Neither the waiver by either of the Parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of either of the Parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.
  12.8           Headings.  Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

  12.9          Governing Law. This Agreement, the rights and obligations of the Parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Nevada (but not including the choice of law rules thereof). Any action filed in relation to this Agreement and the performance of the Parties hereunder shall be filed in the appropriate state court or the U.S. District Court having jurisdiction over Tucson, Arizona, the Parties hereto waiving any other venue to which they may be entitled by virtue of domicile or otherwise. Each of the Parties hereto waives a trial by jury in regard to any claims or disputes relating to this Agreement.
  12.10        Entire Agreement. This Agreement constitutes the entire agreement between the Parties respecting the employment of the Employee, there being no representations, warranties or commitments except as set forth herein.
  12.11        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall be deemed to be the same instrument.

 IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf effective as of the day and year first hereinabove written.

CDEX-Inc.	Employee

By:	By: :
Name: Jason Terrell	Name: Jeffrey K. Brumfield
Title: Compensation Committee Chairman